                                                                    Exhibit 1.01


                               16,290,235 Shares

                           FEDERATED INVESTORS, INC.

                          (a Pennsylvania Corporation)

                              Class B Common Stock

                                  (Non-Voting)

                            (No Par Value Per Share)



                            U.S. PURCHASE AGREEMENT
                            -----------------------


                                                May __, 1998



MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
PAINEWEBBER INCORPORATED
SMITH BARNEY INC.
 as U.S. Representatives of the several U.S. Underwriters
c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated
North Tower
World Financial Center
New York, New York  10281-1209

Dear Ladies and Gentlemen:

  Federated Investors, Inc., a Pennsylvania corporation (the "Company"), and the shareholders of the Company named in Schedule D hereto (the "Selling Shareholders") confirm their agreements with Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and PaineWebber Incorporated and Smith Barney Inc. (the "Other U.S. Representatives") and each of the other underwriters named in Schedule A hereto (collectively, the "U.S. Underwriters," which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch and the Other U.S. Representatives are acting as representatives (in such capacity, Merrill Lynch and the Other U.S. Representatives shall hereinafter be referred to as the "U.S. Representatives") with respect to the sale by the Company and the Selling Shareholders, acting severally and not jointly, of an aggregate of 16,290,235 shares of Class B Common Stock (non-voting), no par value per share (the "Class
B Common Stock"), of the Company, and the purchase by the
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                                                                               2



U.S. Underwriters, acting severally and not jointly, of the respective numbers of Class B Common Stock set forth in said Schedule A hereto, and with respect to the grant by the Company and the Selling Shareholders indicated on Schedule D hereto to the U.S. Underwriters, acting severally and not jointly, of the options described in Section 2(b) hereof to purchase all or any part of 312,000 additional shares of Class B Common Stock in the aggregate and 1,642,828 additional shares of Class B Common Stock in the aggregate, respectively, to cover over-allotments, if any. The 13,032,190 shares of Class B Common Stock (the "Initial U.S. Securities") to be purchased by the U.S. Underwriters and all or any part of the 1,954,828 shares of Class B Common Stock subject to the options described in Section 2(b) hereof (the "U.S. Option Securities") are hereinafter called, collectively, the "U.S. Securities". The Class B Common Stock and the Class A Common Stock, no par value per share, of the Company are hereinafter referred to as the "Common Stock".

  The Company and the Selling Shareholders understand that the U.S. Underwriters propose to make a public offering of the U.S. Securities as soon as the U.S. Representatives deem advisable after this Agreement has been executed and delivered.

  It is understood and agreed by all parties that the Company and the Selling Shareholders are concurrently entering into an agreement dated the date hereof (the "International Purchase Agreement") providing for the sale by the Company and the Selling Shareholders of up to 3,258,045 shares of Class B Common Stock (the "Initial International Securities") through arrangements with certain managing underwriters outside the United States and Canada (the "International Managers") for whom Merrill Lynch International ("Merrill Lynch International"), PaineWebber International (U.K.) Ltd. and Smith Barney Inc. are acting as lead managers (the "Lead Managers") and the grant by the Company and the Selling Shareholders indicated on Schedule D thereto to the International Managers of options to purchase all or any part of 78,000 additional shares of Class B Common Stock in the aggregate and 410,707 additional Class B Common Stock in the aggregate, respectively (the "International Option Securities"), to cover over-allotments, if any, of the Initial International Securities. The Initial International Securities and the International Option Securities are hereinafter called the "International Securities". The U.S. Securities and the International Securities, collectively, are hereinafter called the "Securities". It is understood that the Company is not obligated to sell and the U.S. Underwriters are not obligated to purchase any Initial U.S. Securities unless all of the Initial International Securities are contemporaneously purchased by the International Managers.

  The Company and the Selling Shareholders understand that the U.S. Underwriters and the International Managers (collectively, the "Underwriters") will concurrently enter into an Intersyndicate Agreement of even date herewith (the "Intersyndicate Agreement") providing for the coordination of certain transactions among the Underwriters under the direction of Merrill Lynch.

  The Company and the U.S. Underwriters agree that up to 750,000 shares of the Initial U.S. Securities to be purchased by the U.S. Underwriters (the "Reserved Securities") shall be reserved for sale by the U.S. Underwriters to certain eligible employees of the Company, as part of the distribution of the U.S. Securities by the U.S. Underwriters, subject
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                                                                               3

to the terms of this Agreement, the applicable rules, regulations and interpretations of the National Association of Securities Dealers, Inc. and all other applicable laws, rules and regulations. To the extent that such Reserved Securities are not orally confirmed for purchase by such eligible employees by the end of the first business day after the date of this Agreement, such Reserved Securities may be offered to the public as part of the public offering contemplated hereby.

  The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (No. 333-48405) covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement and the International Purchase Agreement (collectively, the "Purchase Agreements"), the Company will, in connection with the offering of each of the U.S. Securities and the International Securities, either (i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations or (ii) if the Company has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b). The information included in any prospectus or in any Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (a) pursuant to paragraph
(b) of Rule 430A is referred to as "Rule 430A Information" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Each prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto, schedules thereto, if any, at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final prospectus, in the form first furnished to the U.S. Underwriters for use in connection with the offering of the U.S. Securities is herein called the "U.S. Prospectus" and the final prospectus, in the form first furnished to the International Managers for use in connection with the International Securities, is herein called the "International Prospectus", and the U.S. Prospectus and the International Prospectus are hereinafter called, collectively, the "Prospectuses," and each individually, a "Prospectus." If Rule 434 is relied on, each of the terms "U.S. Prospectus" and "International Prospectus" shall refer to the preliminary prospectus dated April 24, 1998, together with the applicable Term Sheet and all references in this Agreement and the International Purchase Agreement to the date of the U.S. Prospectus and International Prospectus, respectively, shall mean the date of such Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the U.S. Prospectus, the International Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR"). The U.S. Prospectus is identical to the International Prospectus, except for the front cover page, a "United States Tax Considerations for Non-United States Holders" section in the International Prospectus, the "Underwriting" section and the back cover page.

  All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus or the Prospectuses (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectuses as the case may be.

  The Company also has filed with the Commission a registration statement on Form S-4 (No. 333-48361) covering the registration under the 1933 Act of 6,000 shares of Class A Common Stock, no par value, and 83,427,000 shares of Class B Common Stock, no par value, to be issued by the Company in connection with a merger (the "Merger") of Federated Investors, a Delaware business trust and parent of the Company ("Federated Investors"), into the Company, pursuant to which the Company is the surviving corporation, under the terms of that certain Agreement and Plan of Merger dated as of February 20, 1998 between Federated Investors and the Company (the "Merger Agreement"). On April 30, 1998 the S-4 Registration Statement was declared effective by the Commission and definitive proxy statement/prospectuses were distributed to shareholders of Federated Investors to vote at a special meeting of the shareholders on May 15, 1998 to approve and adopt the Merger Agreement.


  SECTION 1.  Representations and Warranties.
              ------------------------------

  (a) Representations and Warranties by the Company. The Company represents and warrants to each U.S. Underwriter as of the date hereof and as of the Closing Time referred to in Section 2(a) hereof, and agrees with each U.S. Underwriter, as follows:

               (i)  Compliance with Registration Requirements.  The Company
                    -----------------------------------------
     meets the requirements for use of Form S-1 under the 1933 Act. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

               At the respective times the Registration Statement, the Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Securities are purchased, up to the Date of Delivery referred to below), (A) the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) neither the Prospectuses nor any amendments or supplements thereto contained or will contain an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (C) if Rule 434 is used, the Company will comply with the requirements of Rule 434; provided, however, that the
                                               -----------------
     representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectuses made in reliance upon and in conformity with information furnished to the Company in writing by any U.S. Underwriter through Merrill Lynch or by any International Manager through Merrill Lynch International, expressly for use in the Registration Statement or Prospectuses.

               Each preliminary prospectus and the Prospectuses filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations.

               (ii)  Independent Accountants.  The accountants who certified the
                     -----------------------
     financial statements and supporting schedules included in the Registration Statement are independent public accountants, in the case of Ernst & Young LLP, as required by the 1933 Act and the 1933 Act Regulations and, in the case of KPMG Peat Marwick LLP, as required by rule 101 of the AICPA's Code of Professional Conduct.

               (iii)  Financial Statements.  The consolidated financial
                      --------------------
     statements included in the Registration Statement and the Prospectuses, together with the related schedules and notes, present fairly the consolidated financial position of Federated Investors and its subsidiaries (including the Company) at the dates indicated and the statement of operations, shareholders' equity and cash flows of Federated Investors and its subsidiaries for the periods specified, on the basis stated in the Registration Statement at the respective dates or for the respective periods for which they apply. Such financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied, except as disclosed therein, on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectuses are accurately presented in all material respects and have been compiled on a basis consistent with such consolidated financial statements included in the Registration Statement and the books and records of Federated Investors and its subsidiaries.

               (iv)  No Material Adverse Change in Business.  Since the
                     --------------------------------------
     respective dates as of which information is given in the Registration Statement and the Prospectuses, except for the contemplated Merger and related transactions and as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or other, the business or in the earnings of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or any development involving, or which may reasonably be expected to involve, prospectively such a material adverse change (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, except to the extent described in the Prospectuses.

               (v)  Good Standing of the Company.  The Company has been duly
                    ----------------------------
     organized and is validly existing as a corporation in good standing under the laws of the Commonwealth of Pennsylvania with the requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign business trust to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect.

               (vi)  Good Standing of Subsidiaries.  Each "significant
                     -----------------------------
     subsidiary" of the Company (as such term in defined in Rule 1-02 of Regulation S-X) (each a "Subsidiary" and, collectively, the "Subsidiaries") has been duly organized, and is validly existing as a corporation, business trust or partnership, as the case may be, in good standing under the laws of the jurisdiction of its organization, has the requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and is duly qualified as a foreign corporation, business trust or partnership, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each Subsidiary of the Company has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company (except, in the case of foreign subsidiaries, for qualifying shares owned by foreign nationals), directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except that all of the stock of substantially all of the Subsidiaries is pledged as security pursuant to a Senior Secured Credit Agreement, dated as of January 31, 1996 among Federated Investors, the lenders named therein and PNC, National Association, as Agent, and a Note Purchase Agreement, dated as of June 15, 1996 between Federated Investors and the Noteholders named therein; none of the outstanding shares of capital stock of the Subsidiaries was issued in violation of any preemptive or similar rights arising by operation of law, or under the organizational documents or by-laws of the Company or any Subsidiary or under any agreement to which the Company or any Subsidiary is a party. The only subsidiaries of the Company are the subsidiaries listed on Exhibit 21.01 to the Registration Statement and certain other subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X.

               (vii)  Capitalization.  Subject to the consummation of the
                      --------------
     Merger, the authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectuses in the column entitled "Actual" under "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement or pursuant to employee benefit or stock option plans referred to in the Prospectuses).

               (viii)  Authorization of Agreement.  This Agreement has been duly
                       --------------------------
     authorized, executed and delivered by the Company.

               (ix)  Authorization and Description of Securities.   Subject to
                     -------------------------------------------
     the consummation of the Merger in accordance with its terms, the outstanding Class B Common Stock will have been duly authorized and validly issued and will be fully paid and non-assessable; and none of the outstanding Class B Common Stock, when issued in connection with the Merger, will be issued in violation of the preemptive or other similar rights arising by operation of law, under the Restated Articles of Incorporation or Restated By-Laws of the Company, under any agreement to which the Company or any of its subsidiaries is a party, or otherwise. The Class B Common Stock to be issued and sold by the Company have been duly authorized for issuance and sale to the U.S. Underwriters and the International Managers pursuant to this Agreement and the International Purchase Agreement and, when issued and delivered by the Company pursuant to this Agreement and the International Purchase Agreement against payment of the consideration set forth herein and therein, will be validly issued and fully paid and non-assessable; the Class B Common Stock conforms to all statements relating thereto contained in the Prospectuses and such description conforms to the rights set forth in the instruments defining the same; no holder of the Class B Common Stock will be subject to personal liability by reason of being such a holder; and the issuance of the Class B Common Stock to be issued and sold by the Company is not subject to preemptive or other similar rights arising by operation of law, under the Restated Articles of Incorporation or Restated By-Laws of the Company, under any agreement to which the Company or any of its subsidiaries is a party, or otherwise. There are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act other than Westinghouse Pension Plan.

               (x)  Absence of Defaults and Conflicts.  Subject to the
                    ---------------------------------
     consummation of the Merger in accordance with its terms and the satisfaction of all conditions set forth in the Merger Agreement, neither the Company nor any of the Subsidiaries is in violation of its organizational documents, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any bond, debenture, note or any contract, indenture, mortgage, deed of trust, loan or credit agreement, lease or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them may be bound, or to which any of the property or assets of the Company or the Subsidiaries is subject (collectively, the "Agreements and Instruments") except for such defaults that would not have a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the International Purchase Agreement and the consummation of the transactions contemplated herein, therein and in the Registration Statement (including the use of the proceeds by the Company from the sale of Class B Common Stock as described in the Prospectuses under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary action and will not, whether with or without the giving of notice or the passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to, any of the Agreements and Instruments, except for such conflicts, breaches, defaults, liens, charges or encumbrances that would not have a Material Adverse Effect, nor will any such action result in any violation of the provisions of the Restated Articles of Incorporation or Restated By-Laws of the Company or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their assets or properties. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary.

               (xi)  Absence of Labor Dispute.  No labor problems exist with the
                     ------------------------
     employees of the Company or any Subsidiaries or, to the knowledge of the Company, are imminent which could reasonably be expected to result in a Material Adverse Effect.

               (xii)  Absence of Proceedings.  There is no action, suit,
                      ----------------------
     proceeding, inquiry or investigation before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might result in a Material Adverse Effect or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of this Agreement or the International Purchase Agreement or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary of the Company is a party or of which any of their respective properties or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

               (xiii)  Accuracy of Exhibits.  There are no contracts or
                       --------------------
     documents which are required to be described in the Registration Statement, the Prospectuses or the documents to be filed as exhibits thereto which have not been so described and filed as required by the 1933 Act.

               (xiv)  Possession of Intellectual Property.  The Company and the
                      -----------------------------------
     Subsidiaries own or possess adequate rights to use all patents, trademarks, service marks, trade names, copyrights, licenses and rights (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and neither the Company nor any of the Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property, or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of the Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

               (xv)  Absence of Further Requirements.  No filing with, or
                     -------------------------------
     authorization, approval, consent, order registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder in connection with the offering, issuance or sale of the U.S. Securities hereunder or the International Securities under the International Purchase Agreement or the consummation of the transactions contemplated by this Agreement or the International Purchase Agreement, except such as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws or in connection with registration of the Securities under the Securities Exchange Act of 1934, as amended (the "1934 Act"), filing to list the Securities on the New York Stock Exchange on or prior to the Closing Time or the filing of a Certificate of Merger of the Company or of Federated Investors in accordance with applicable law in the State of Delaware and the Commonwealth of Pennsylvania on or prior to Closing Time (all of which have been or will be effective in accordance with this Agreement).

               (xvi)  Possession of Licenses and Permits.  The Company and the
                      ----------------------------------
     Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business of the Company as described in the Prospectuses; the Company and the Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

               (xvii)  Title to Property.  The Company and the Subsidiaries have
                       -----------------
     good and marketable title to all real property owned by the Company and the Subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind, except such as (a) are described in the Prospectuses or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of the Subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any Subsidiary holds properties described in the Prospectuses, are in full force and effect, and neither the Company nor any Subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

     (b) Each of the Selling Shareholders, severally, and not jointly, represents and warrants to each U.S. Underwriter as of the date hereof and as of the Closing Time referred to in Section 2(a) hereof, and agrees with each U.S. Underwriter as follows:

               (i)  Absence of Defaults and Conflicts.  The execution and
                    ---------------------------------
     delivery of this Agreement and the International Purchase Agreement and the consummation of the transactions contemplated by this Agreement and the International Purchase Agreement will not conflict with or result in a breach or violation by such Selling Shareholder of, or constitute a default by such Selling Shareholder under, any indenture, mortgage, loan agreement, deed or trust, contract or other similar agreement or instrument, any charter, bylaws or other governing documents, or any decree, judgment, order, statute, rule or regulation of any court or governmental agency or body of the United States or any state thereof, in all such cases, to which such Selling Shareholder is a party or by which such Selling Shareholder is bound or to which any of the assets or property of such Selling Shareholder is subject, except in all such cases, for such conflicts, breaches, defaults and violations as would not, individually or in the aggregate, adversely effect the sale of Securities by such Selling Shareholder hereunder.

               (ii)  Marketable Title.  Such Selling Shareholder has or will
                     ----------------
     have at the Closing Time referred to in Section 2(c) hereof good and valid title to the Securities to be sold by such Selling Shareholder hereunder and under the International Purchase Agreement, free and clear of any pledge, lien, security interest, encumbrance, claim or equity interest, other than pursuant to this Agreement or the International Purchase Agreement; such Selling Shareholder has full right, power and authority to sell, transfer and deliver the Securities to be sold by such Selling Shareholder hereunder and under the International Purchase Agreement; and upon delivery of the Securities to be sold by such Selling Shareholder hereunder and under the International Purchase Agreement and payment of the purchase price therefor as herein contemplated, each of the U.S. Underwriters and the International Managers will receive good and valid title to its ratable share of the Securities purchased by it from such Selling Shareholder, free and clear of any pledge, lien, security interest, encumbrance or other adverse claim, assuming that the U.S. Underwriters and Managers purchase such Securities in good faith and without notice of any such pledge, security interest, lien, encumbrance or other adverse claim within the meaning of the Uniform Commercial Code.

               (iii)  Absence of Further Requirements.  All authorizations,
                      -------------------------------
     approvals and consents necessary for the execution and delivery by such Selling Shareholder of this Agreement, the International Purchase Agreement and, if such Selling Shareholder is a party to it, the Power of Attorney dated on or before the date hereof between such Selling Shareholder, the Company and the Attorneys-in-Fact named therein (the "Power of Attorney") and the Custody Agreement dated on or before the date hereof between such Selling Shareholder, the Company and the Custodian named therein (the "Custody Agreement") and the sale and delivery of the Securities to be sold by such Selling Shareholder hereunder and under the International Purchase Agreement (other than the issuance of the order of the Commission declaring the Registration Statement effective and such authorizations, approvals or consents as may be necessary under state or foreign securities laws) have been obtained and are in full force and effect; and such Selling Shareholder has the full right, power and authority to enter into this Agreement and the International Purchase Agreement, and to sell, transfer and deliver the Securities to be sold by such Selling Shareholder hereunder and under the International Purchase Agreement.

               (iv)  Authorization of Agreements.  This Agreement, the
                     ---------------------------
     International Purchase Agreement and, if such Selling Shareholder is a party to it, the Power of Attorney and the Custody Agreement have been duly executed and delivered by such Selling Shareholder.

               (v)  Restriction on Sale of Securities.  During the period of 180
                    ---------------------------------
     days from the date of the Prospectuses, such Selling Shareholder will not, without the prior written consent of Merrill Lynch, directly or indirectly,
     (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the issuance of the Securities being sold hereunder and under the International Purchase Agreement by the Selling Shareholder, (B) any transfer of such Securities to an affiliate of the Selling Shareholder which agrees in a writing in form and substance reasonably satisfactory to Merrill Lynch to agree to be bound by the provisions hereof as if it was the Selling Shareholder, (C) any pledge prior to the date of the Prospectuses by a shareholder of the Company of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, and (D) any pledge after the date of the Prospectuses by a shareholder of the Company of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock for the purpose of securing a bona fide loan by a financial institution to such shareholder.

               (vi)  Absence of Misstatements and Omissions.  To the extent that
                     --------------------------------------
     any statements or omissions made in the Registration Statement, any preliminary prospectus, the Prospectuses or any amendment or supplement thereto are made in reliance upon and in conformity with information furnished in writing to the Company by such Selling Shareholder expressly for use therein, the Registration Statement and such preliminary prospectus do not, and the Prospectuses and any amendments or supplements thereto will not, as of the applicable effective date or as of the applicable filing date, as the case may be, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

               (vii)  Absence of Stabilization.  Such Selling Shareholder has
                      ------------------------
     not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

               (viii)  Share Certificates.  If such Selling Shareholder is a
                       ------------------
     party to the Custody Agreement, certificates in negotiable form for all Class B Common Shares of Federated Investors to be exchanged in the Merger for the Securities to be sold hereunder and under the International Purchase Agreement have been placed in custody with the Custodian for the purpose of effecting delivery hereunder.

     (c)  Officer's Certificates.  Any certificate signed by any officer of the
          ----------------------
Company or by any Selling Shareholder (or any trustee thereof) and delivered to the U.S. Representatives, the Lead Managers, the U.S. Underwriters or the International Managers, or to counsel thereof shall be deemed a representation and warranty by the Company or by such Selling Shareholder, as the case may be, to each U.S. Representative, U.S. Underwriter, Lead Manager and Manager as to the matters covered thereby.

     SECTION 2.  Sale and Delivery to Underwriters; Closing.
                 ------------------------------------------

     (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and each of the Selling Shareholders, severally and not jointly, agrees to sell to each U.S. Underwriter, severally and not jointly, and each U.S. Underwriter, severally and not jointly, agrees to purchase from the Company and each of the Selling Shareholders, at the price per share set forth in Schedule B, the number of Initial U.S. Securities set forth in Schedule A opposite the name of such U.S. Underwriter, plus any additional number of Initial U.S. Securities which such U.S. Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

     (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, each of the Selling Shareholders indicated on Schedule D hereto hereby grant options to the U.S. Underwriters, severally and not jointly, to purchase the additional number of shares of Class B Common Stock set forth in Schedule D hereto and the Company hereby grants an option to the U.S. Underwriters, severally and not jointly, to purchase 312,000 additional shares of Class B Common Stock, in each case at the price per share set forth in Schedule B, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial U.S. Securities but not payable on the U.S. Option Securities. The options hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial U.S. Securities upon notice by the U.S. Representatives to the Company or the Selling Shareholder, as the case may be, setting forth the number of U.S. Option Securities as to which the several U.S. Underwriters are then exercising the option and the U.S. time and date of payment and delivery for such U.S. Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the U.S. Representative(s), but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the options are exercised as to all or any portion of the U.S. Option Securities, each of the U.S. Underwriters, acting severally and not jointly, will purchase that proportion of the total number of U.S. Option Securities then being purchased which the number of Initial U.S. Securities set forth in Schedule A opposite the name of such U.S. Underwriter bears to the total number of Initial U.S. Securities, subject in each case to such adjustments as the U.S. Representative(s) in their discretion shall make to eliminate any sales or purchases of fractional shares. If the options are exercised as to less than all of the U.S. Option Securities, the Company and the Selling Shareholders will sell additional shares of Class B Common Stock to the U.S. Underwriters pro rata on the basis of the total number of U.S. Option Securities allocated to them.

     (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial U.S. Securities shall be made at the office of Kirkpatrick & Lockhart LLP, counsel for the Company, at 1500 Oliver Building, Pittsburgh, Pennsylvania 15222, or at such other place as shall be agreed upon by the U.S. Representatives, the Company and the Selling Shareholders, at 10:00 A.M. on the third (fourth, if the pricing occurs after 4:30 P.M. on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10 or 11), or such other time not later than ten business days after such date as shall be agreed upon by the U.S. Representatives and the Company (such time and date of payment and delivery being herein called "Closing Time").

  In addition, in the event that any or all of the U.S. Option Securities are purchased by the U.S. Underwriters, payment of the purchase price for, and delivery of certificates for, such U.S. Option Securities shall be made at the office of Kirkpatrick & Lockhart LLP, counsel for the Company, at 1500 Oliver Building, Pittsburgh, Pennsylvania 15222, or at such other place as shall be agreed upon by the U.S. Representatives, the Company and the Selling Shareholders, on each Date of Delivery as specified in the notice from the U.S. Representatives to the Company or such Selling Shareholders, as the case may be. All payments shall be made to the Company or the Selling Shareholders, as the case may be, in New York Clearing House funds or in similar next-day funds payable to the order of the Company or the custodians named in the Custody Agreement, on behalf of such Selling Shareholders, as the case may be, against delivery to the U.S. Representatives for the respective accounts of the U.S. Underwriters of certificates for the U.S. Securities to be purchased by them. It is understood that each U.S. Underwriter has authorized the U.S. Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial U.S. Securities and the U.S. Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as a U.S. Representative of the U.S. Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial U.S. Securities or the U.S. Option Securities, if any, to be purchased by any U.S. Underwriter whose payment has not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such U.S. Underwriter from its obligations hereunder. In the event that Merrill Lynch, individually and not as a U.S. Representative of the U.S. Underwriters, shall, as an accommodation to the Company or any of the Selling Shareholders, arrange for payment of all or a portion of the Initial U.S. Securities or U.S. Option Securities to be made to the Company in immediately available funds, the Company agrees to reimburse Merrill Lynch for its cost of funds, as determined by Merrill Lynch in its sole discretion, in respect of such payment, such reimbursement to be effected by wire transfer of immediately available funds by the Company or the Selling Shareholders, as the case may be, to Merrill Lynch prior to 10:00 A.M., New York City time, on the closing date, or the relevant Date of Delivery, as the case may be.

     (d) Denominations; Registration. Certificates for the Initial U.S. Securities and the U.S. Option Securities, if any, shall be in such denominations and registered in such names as the U.S. Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial U.S. Securities and the U.S. Option Securities, if any, will be made available for examination and packaging by the U.S. Representatives in the City of New York not later than 10:00 A.M. on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

     SECTION 3.  Covenants of the Company.  The Company covenants with each U.S.
                 ------------------------
Underwriter as follows:

           (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A and will notify the U.S. Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectuses or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectuses or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

           (b) Filing of Amendments. The Company will give the U.S. Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectuses whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the U.S. Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the U.S. Representatives or counsel for the U.S. Underwriters shall object.

           (c) Delivery of Registration Statements. The Company has furnished or will deliver to the U.S. Representatives and counsel to the U.S. Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the U.S. Representatives a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the U.S. Underwriters.

           (d) Delivery of Prospectuses. The Company has delivered to each U.S. Underwriter, without charge, as many copies of each preliminary prospectus as such U.S. Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each U.S. Underwriter, without charge, during the period when the U.S. Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the U.S. Prospectus (as amended or supplemented) as such U.S. Underwriter may reasonably request.

           (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the U.S.

     Securities as contemplated in this Agreement and in the U.S. Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the U.S. Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the U.S. Underwriters or the Company, to amend the Registration Statement or amend or supplement the U.S. Prospectus in order that the U.S. Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to
     Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the U.S. Prospectus comply with such requirements, and the Company will furnish to the U.S. Underwriters such number of copies of such amendment or supplement as the U.S. Underwriters may reasonably request.



           (f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the U.S. Underwriters, to qualify the U.S. Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the U.S. Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign business trust or as dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the U.S. Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

           (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

           (h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectuses under "Use of Proceeds".

           (i) Listing. The Company will use its best efforts to effect the listing of the Class B Common Stock (including the Securities) on the New York Stock Exchange.

           (j) Restriction on Sale of Securities. During the period of 180 days from the date of the Prospectuses, the Company will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the issuance of the Securities being sold hereunder and under the International Purchase Agreement by the Company, (B) any issuance of Common Stock by the Company upon the exercise of an option or warrant or the conversion or exchange of a security outstanding on the date hereof and referred to in the Prospectuses, (C) any issuance of Common Stock, or any grant of options to purchase Common Stock, pursuant to existing employee benefit plans of the Company referred to in the Prospectuses, (D) any issuance of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock by the Company in consideration of the acquisition by the Company from a third party of a business (whether through a merger, sale of assets or securities, or otherwise), provided that each transferee of such Common Stock or securities agrees in a writing in form and substance reasonably satisfactory to Merrill Lynch to agree to be bound by the provisions hereof as if it was the Company, or the filing by the Company of a registration statement under the 1933 Act with respect to such issuance and acquisition.

           (k) Reporting Requirements. The Company, during the period when the U.S. Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

     SECTION 4.  Payment of Expenses.  (a)  Expenses.  The Company will pay all
                 -------------------
expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the U.S. Underwriters of this Agreement, any agreement among U.S. Underwriters and, such other documents as may be required in connection with the offering, purchase, sale and delivery of the U.S. Securities; (iii) the preparation, issuance and delivery of the certificates for the U.S. Securities to the U.S. Underwriters, including any stock or other transfer taxes or duties payable upon the sale of the U.S. Securities to the U.S. Underwriters, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the U.S. Securities under securities laws in accordance with the provisions of
Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the U.S. Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the U.S. Underwriters of copies of each preliminary prospectus, any Term Sheets and of the Prospectuses and any amendments or supplements thereto,
(vii) the preparation, printing and delivery to the U.S. Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the U.S. Underwriters in connection with, the review by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Securities, (x) the fees and expenses incurred in connection with the listing of the Class B Common Stock on the New York Stock Exchange and (xi) all costs and expenses of the Underwriters, including the reasonable fees and disbursements of counsel for the Underwriters, in connection with matters related to the Reserved Securities which are designated by the Company for sale to employees and others having a business relationship with the Company.

     (b) Termination of Agreement. If this Agreement is terminated by the U.S. Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the U.S. Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the U.S. Underwriters.

     The provisions of this Section shall not affect any agreement which the Company and the Selling Shareholders may make for the allocation or sharing of such expenses and costs.

     SECTION 5. Conditions of U.S. Underwriters' Obligations. The obligations of
                --------------------------------------------
the several U.S. Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Selling Shareholders contained in Section 1 hereof or in certificates of any officer of the Company, any Subsidiary or any Selling Shareholder delivered pursuant to the provisions hereof, to the performance by the Company and the Selling Shareholders of their covenants and other obligations hereunder, and to the following further conditions:

           (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, shall have become effective not later than 5:30 P.M. on the date hereof, and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the U.S. Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A). If the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

           (b) Opinions of Counsel for Company. At Closing Time the U.S. Representatives shall have received:

                (1) The favorable opinion, dated as of Closing Time, of Kirkpatrick & Lockhart LLP, counsel for the Company, in form and substance satisfactory to counsel for the U.S. Underwriters, together with signed or reproduced copies of such letter for each of the other U.S. Underwriters, to the effect set forth in Exhibit A hereto.

                (2) The favorable opinion, dated as of the Closing Time, of John
          W. McGonigle, Executive Vice President and General Counsel of the Company, in form and substance satisfactory to counsel for the U.S. Underwriters, together with signed or reproduced copies of such letter for each of the other U.S. Underwriters, to the effect set forth in Exhibit B hereto.

                (3) The favorable opinions, dated as of the Closing Time, of counsel for the Selling Shareholders, in form and substance satisfactory to counsel for the U.S. Underwriters, together with signed or reproduced copies of such letter for each of the other U.S. Underwriters, to the effect set forth in Exhibit C hereto.

           (c) Opinion of Counsel for Underwriters. At Closing Time the U.S. Representatives shall have received the favorable opinion, dated as of Closing Time, of Simpson Thacher & Bartlett, counsel for the U.S. Underwriters, together with signed or reproduced copies of such letter for each of the other U.S. Underwriters, with respect to certain matters. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to you. Such counsel may also state that, insofar as such opinion involved factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

           (d) Officer's Certificate. At Closing Time there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectuses, any Material Adverse Effect and the U.S. Representatives shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such Material Adverse Effect, (ii) the representations and warranties in Section 1 hereof are true and correct in all material respects with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission.

           (e) Accountants' Comfort Letters. At the time of the execution of this Agreement, the U.S. Representatives shall have received from each of Ernst & Young LLP and KPMG Peat Marwick LLP a letter dated such date, in form and substance satisfactory to the U.S. Representatives, together with signed or reproduced copies of such letters for each of the other U.S. Underwriters, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectuses.

           (f) Bring-down Comfort Letters. At Closing Time the U.S. Representatives shall have received from Ernst & Young LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in their respective letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three days prior to Closing Time.

           (g) Approval of Listing.  At the Closing Time, the Class B
     Common Stock (including the Securities) shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

           (h) The NASD. The NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

           (i) Lock-Up Agreements. At the date of this Agreement, the U.S. Representatives shall have received an agreement substantially in the form of Exhibit D hereto signed by the persons listed on Schedule C hereto.

           (j) Additional Documents. At Closing Time and at each Date of Delivery, counsel for the U.S. Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the U.S. Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Selling Shareholders in connection with the issuance and sale of the U.S. Securities as herein contemplated shall be reasonably satisfactory in form and substance to the U.S. Representatives and counsel for the U.S. Underwriters.

           (k) Selling Shareholder Certificate.  At Closing Time the
     U.S. Representatives shall have received a certificate of each Selling Shareholder, or a certificate of the President or a Vice President or an Assistant Vice President or a general partner or a managing member or a trustee, as the case may be, of such Selling Shareholder, as the case may be, dated as of Closing Time, to the effect that (i) the representations and warranties of such Selling Shareholder contained in Section 1(b) are true and correct in all material respects with the same force and effect as though expressly made at and as of Closing Time and (ii) each Selling Shareholder has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time.

           (l) Purchase of Initial International Securities. Contemporaneously with the purchase by the U.S. Underwriters of the Initial U.S. Securities under this Agreement, the International Managers shall have purchased the Initial International Securities under the International Purchase Agreement.


           (m) Consummation of Merger. The Merger shall have been consummated concurrently therewith.

           (n) Conditions to Purchase of Option Securities. In the event that the U.S. Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the U.S. Option Securities, the representations and warranties of the Company and the Selling Shareholders contained herein and the statements in any certificates furnished by the Company and the Selling Shareholders hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the U.S. Representatives shall have received:

                 (i) Officer's Certificate. A certificate, dated such Date of
                     ---------------------
           Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

                 (ii) Selling Shareholder's Certificate. A certificate, dated
                      ---------------------------------
           such Date of Delivery, of the Selling Shareholders selling U.S. Option Securities confirming that the certificate delivered at the Closing Time pursuant to Section 5(k) hereof remains true and correct as of such Date of Delivery.

                 (iii) Opinions of Counsel for Company. The favorable opinions
                       -------------------------------
           of Kirkpatrick & Lockhart LLP and John W. McGonigle, Executive Vice President and General Counsel of the Company, in form and substance satisfactory to counsel for the U.S. Underwriters, dated such Date of Delivery, relating to the U.S. Option Securities to be purchased on such Date of Delivery, and otherwise to the same effect as the opinions required by Sections 5(b)(1) and 5(b)(2).

                 (iv) Opinion of Counsel for Selling Shareholders. The favorable
                      -------------------------------------------
           opinions of counsel to the Selling Shareholders selling U.S. Option Securities, dated such Date of Delivery, relating to such U.S. Option Securities to be purchased on such Date of Delivery, and otherwise to the same effect as the opinions required by Section 5(b)(3).

                 (v) Opinion of Counsel for U.S. Underwriters. The favorable
                     ----------------------------------------
           opinion of Simpson Thacher & Bartlett, counsel for the U.S. Underwriters, dated such Date of Delivery, relating to the U.S. Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Sections 5(c) hereof.

                 (vi) Bring-down Comfort Letters. A letter from Ernst & Young
                      --------------------------
           LLP, in form and substance satisfactory to the U.S. Representatives and dated such Date of Delivery, substantially the same in form and substance as the letter furnished to the U.S. Representatives pursuant to Section 5(f) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

     (o) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of U.S. Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several U.S. Underwriters to purchase the relevant Option Securities, may be terminated by the U.S. Representatives by notice to the Company and the Selling Shareholders at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1,6,7 and 8 shall survive any such termination and remain in full force and effect.

  SECTION 6.  Indemnification.
              ---------------

     (a) Indemnification of U.S. Underwriters. The Company agrees to indemnify and hold harmless each U.S. Underwriter and each person, if any, who controls any U.S. Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

           (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

           (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission; or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

           (iii) against any and all expense whatsoever, as incurred, (including the fees and disbursements of counsel chosen by Merrill Lynch) reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss,
--------  -------
liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any U.S. Underwriter through Merrill Lynch, or by any International Manager through Merrill Lynch International, expressly for use in the Registration Statement (or any amendment thereto), including the 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto).

           (b) Indemnification of Company, Directors and Officers. Each U.S. Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectuses (or any amendment or supplements thereto) in reliance upon and in conformity with written information furnished to the Company by such U.S. Underwriter through Merrill Lynch or by such Manager through Merrill Lynch International expressly for use in the Registration Statement (or any amendments thereto) or such preliminary prospectus or the Prospectuses (or any amendment or supplement thereto).

           (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect to which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

No indemnifying party shall, without the prior written consent of the indemnified paries, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this
Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (d) Settlement without Consent of Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if
(i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such requirements prior to the date of such settlement.

     (e) Indemnification for Reserved Securities. In connection with the offer and sale of the Reserved Securities, the Company agrees, promptly upon a request, in writing to indemnify and hold harmless the Underwriters from and against any and all losses, liabilities, claims, damages and expenses incurred by them as a result of the failure of eligible employees of the Company to pay for and accept delivery of Reserved Securities which, by the end of the first business day following the date of this Agreement, were subject to a properly confirmed agreement to purchase.

  The provisions of this Section shall not affect any indemnification agreement between the Company and any Selling Shareholder, as between them.

     SECTION 7.  Contribution.  If the indemnification provided for in Section 6
                 ------------
hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of losses, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the U.S. Underwriters on the other hand from the offering of the U.S. Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the U.S. Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Company on the one hand and the U.S. Underwriters on the other hand in connection with the offering of the U.S. Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the U.S. Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the U.S. Underwriters, in each case as set forth on the cover of the Prospectuses, or, if Rule 434 is used, the corresponding location on the Term Sheet bear to the aggregate initial public offering price of the U.S. Securities as set forth on such cover.

     The relative fault of the Company on the one hand and the U.S. Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the U.S. Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the U.S. Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the U.S. Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 7, no U.S. Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the U.S. Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such U.S. Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 7, each person, if any, who controls a U.S. Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such U.S. Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The U.S. Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial U.S. Securities set forth opposite their respective names in Schedule A hereto and not joint.

     The provisions of this Section shall not affect any contribution agreement between the Company and any Selling Shareholder, as between them.

     SECTION 8.  Representations, Warranties and Agreements to Survive Delivery.
                 --------------------------------------------------------------
All representations, warranties and agreements contained in this Agreement, or in certificates of officers of the Company or certificates of the Selling Shareholders submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any U.S. Underwriter or controlling person, or by or on behalf of the Company or the Selling Shareholders, and shall survive delivery of the U.S. Securities to the U.S. Underwriters.

     SECTION 9.  Termination of Agreement.
                 ------------------------

     (a) Termination; General. The U.S. Representatives may terminate this Agreement, by notice to the Company and the Selling Shareholders, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectuses, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the U.S. Representatives, impracticable to market the U.S. Securities or to enforce contracts for the sale of the U.S. Securities, or (iii) if trading in any securities of Company has been suspended or limited by the Commission or the NYSE, or if trading generally on the American Stock Exchange or the NYSE or in the Nasdaq National Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal, New York or Pennsylvania authorities.

     (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1,6, 7 and 8 shall survive such termination and remain in full force and effect.

     SECTION 10. Default by One or More of the U.S. Underwriters. If one or more
                 -----------------------------------------------
of the U.S. Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Initial U.S. Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the U.S. Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting U.S. Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the U.S. Representatives shall not have completed such arrangements within such 24-hour period, then:

           (a) if the number of Defaulted Securities does not exceed 10% of the number of U.S. Securities to be purchased on such date, each of the non-defaulting U.S. Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting U.S. Underwriters, or

           (b) if the number of Defaulted Securities exceeds 10% of the number of U.S. Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the U.S. Underwriters to purchase and of the Company to sell the U.S. Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting U.S. Underwriter.

     No action taken pursuant to this Section shall relieve any defaulting U.S. Underwriter from liability in respect of its default.

     In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the U.S. Underwriters to purchase and the Company to sell the relevant U.S. Option Securities, as the case may be, either the U.S. Representatives, the Company or the Selling Shareholders shall have the right to postpone Closing Time or a Date of Delivery for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectuses or in any other documents or arrangements.

     SECTION 11.  Default by One or More of the Selling Shareholders.  If one or
                  --------------------------------------------------
more of the Selling Shareholders shall fail at Closing Time to sell and deliver the number of Initial U.S. Securities or U.S. Option Securities which such Selling Shareholder or Selling Shareholders are obligated to sell hereunder (the "Selling Shareholder Defaulting Securities"), the non-defaulting Selling Shareholders shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Selling Shareholders to sell all, but not less than all, of the Selling Shareholder Defaulting Securities in such amounts as may be agreed upon and upon the terms herein set forth; if the non-defaulting Selling Shareholders have not completed such arrangements within such 24-hour period, then the U.S. Underwriters may, at their option, by notice from the U.S. Representatives to the Custodian and the non-defaulting Selling Shareholders, either (a) terminate this Agreement without any liability on the part of any non-defaulting party if the sum of the Selling Shareholder Defaulting Securities under this Agreement and the Selling Shareholder Defaulting Securities as defined in the International Purchase Agreement exceeds 10% of the number of Securities to be purchased on such date or (b) elect to purchase the Initial U.S. Securities which the non-defaulting Selling Shareholders have agreed to sell hereunder. If more than one of the non-defaulting Selling Shareholders want to sell, in the aggregate, a number of additional shares of Class B Common Stock in excess of the number of Selling Shareholder Defaulting Securities, each of such non-defaulting Selling Shareholders shall sell such additional shares of Class B Common Stock pro rata on the basis of the number of shares of Class B Common Stock being sold by them as listed on Schedule D.

     No action taken pursuant to this Section shall relieve any Selling Shareholder or Selling Shareholders so defaulting from liability, if any, in respect of such default.

     In the event of a default by any Selling Shareholder as referred to in this Section, the U.S. Representatives and the non-defaulting Selling Shareholders shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectuses or in any other documents or arrangements.

     SECTION 12. Notices. All notices and other communications hereunder shall
                 -------
be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the U.S. Underwriters shall be directed to the U.S. Representatives in care of Merrill Lynch at North Tower, World Financial Center, New York, New York 10281-1201, attention of Lee Whitley, telecopy number (212) 449-0019, with a copy to Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017, attention of Peter J. Gordon, telecopy number (212) 455-2502; notices to the Company shall be directed to it at Federated Investors Tower, 1001 Liberty Avenue, Pittsburgh, Pennsylvania 15222-3779, attention of John W. McGonigle, telecopy number (412) 288-7578, with a copy to Kirkpatrick & Lockhart LLP, 1500 Oliver Building, Pittsburgh, Pennsylvania 15222, attention of Michael C. McLean, telecopy number
(412) 355-6501; notices to the Selling Shareholders shall be directed to John W. McGonigle, Federated Investors Tower, 1001 Liberty Avenue, Pittsburgh, Pennsylvania 15222-3779, telecopy number (412) 288-7578.

     SECTION 13. Parties. This Agreement shall each inure to the benefit of and
                 -------
be binding upon the U.S. Underwriters, the Company and the Selling Shareholders and their respective successors. Nothing expressed or implied in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the U.S. Underwriters, the Company and the Selling Shareholders and their respective successors and the controlling persons and officers, and trustees referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the U.S. Underwriters, the Company and the Selling Shareholders and their respective successors, and said controlling persons and officers and trustees and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of U.S. Securities from any U.S. Underwriter shall be deemed to be a successor by reason merely of such purchase.

     SECTION 14. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND
                 ----------------------
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

     SECTION 15. Effect of Headings. The Article and Section headings herein and
                 ------------------
the Table of Contents are for convenience only and shall not affect the construction hereof.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the U.S. Underwriters, the Company and the Selling Shareholders in accordance with its terms.



                              Very truly yours,

                              FEDERATED INVESTORS


                              By:______________________________________
                                 Title:


                              [Selling Shareholders]



                              By:______________________________________
                                 Title:


                              Other Selling Shareholders



                              By:______________________________________
                                 Attorney-in-Fact, acting on behalf of
                                 each of the above Selling Shareholders



CONFIRMED AND ACCEPTED,
 as of the date first above
 written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
        INCORPORATED

By:__________________________________
          Authorized Signatory

For itself and the Other U.S. Representatives and on behalf of the other
U.S. Underwriters named in Schedule A hereto

                                   SCHEDULE A




                                                 Number of Initial
   Name of U.S. Underwriter                       U.S. Securities
   ------------------------                      -----------------

Merrill Lynch, Pierce, Fenner & Smith
Incorporated

PaineWebber Incorporated

Smith Barney Inc.










Total ....................................................  __________
                                                            13,032,190
                                                            ==========

                                   SCHEDULE B


                               13,032,190 Shares

                              Federated Investors

                       Class B (Non-Voting) Common Stock

                            (No Par Value Per Share)



     1. The initial public offering price per share for the U.S. Securities, determined as provided in said Section 2, shall be $ .

     2.   The purchase price per share for the U.S. Securities to be paid by the
several U.S. Underwriters shall be $   , being an amount equal to the initial
public offering price set forth above less $    per share; provided that the
purchase price per share for any U.S. Option Securities purchased upon the exercise of the over-allotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial U.S. Securities but not payable on the U.S. Option Securities.

                                   SCHEDULE C

The following Stockholders shall execute agreements in the form of Exhibit D hereto:



                         J. Christopher Donahue

                         Arthur L. Cherry

                         James F. Getz

                         William D. Dawson III

                         Thomas R. Donahue

                         John B. Fisher

                         Henry A. Frantzen

                         J. Thomas Madden

                                 SCHEDULE D


                                             Number of Initial U.S.   Number of U.S. Option
Name of Selling Shareholder                  Securities to be Sold   Securities to be Granted
-------------------------------------------  ----------------------  ------------------------

John F. Donahue                                         469,496                    70,424
John W. McGonigle                                       354,960                    53,244
Richard B. Fisher                                       668,160                   100,224
Eugene F. Maloney                                        31,320                     4,698
Westinghouse Pension Plan                             2,505,600                   375,840
James J. and Patricia D. Dolan                          522,000                    78,300
John A. Staley, IV and Patricia D. Staley             1,043,480                   156,522
Glen Arden Associates                                   522,520                    78,378
Merrill Lynch & Co. affiliates                        1,044,000                   156,600
Glen R. Johnson                                         638,608                    95,791
The Jones Financial Companies                         1,566,000                   234,900
Federated Investors, Inc. Employees
Profit Sharing Plan Trust                               187,920                    28,188

Henry J. Gailliot                                       626,400                    93,960
Gonzales Investment Company                              98,136                    14,720
Thomas J. Donnelly                                       52,200                     7,830
Mary Elizabeth D. and Richard S. Donley                  25,200                     3,780
Harry J. and Lois M. Donahue                            178,800                    26,820
Edward Sean Donahue                                      22,260                     3,339
Robert M. Donahue                                        20,872                     3,131
Christopher C. Donahue                                   21,568                     3,235
William J. and Janet O. Donahue                          10,400                     1,560
David and Sheila Johnson                                 13,564                     2,035
Vicki Lindgren                                           12,520                     1,878
Theresa M. and Alfonso C. D'Orazio                       50,160                     7,524
PKM/CDM Partners                                         49,600                     7,440


Tiger Partners, L.P.                                    174,000                    26,100
David M. Taylor                                          20,880                     3,132
Lori and Miles Wallace                                   13,564                     2,035
                                                     ----------                ----------
                                                     10,944,188                [1,641,628]
                                                     ==========                ==========

                               16,290,235 Shares

                           FEDERATED INVESTORS, INC.

                          (a Pennsylvania Corporation)

                              Class B Common Stock

                                  (Non-Voting)

                            (No Par Value Per Share)



                        INTERNATIONAL PURCHASE AGREEMENT
                        --------------------------------


                                                        May __, 1998



MERRILL LYNCH INTERNATIONAL
PAINEWEBBER INTERNATIONAL (U.K.) LTD.
SMITH BARNEY INC.
 as Lead Managers of the several Managers
c/o Merrill Lynch International
Ropemaker Place
25 Ropemaker Street
London EC2Y 9LY
England

Dear Ladies and Gentlemen:

  Federated Investors, Inc., a Pennsylvania corporation (the "Company"), and the shareholders of the Company named in Schedule D hereto (the "Selling Shareholders") confirm their agreements with Merrill Lynch International ("Merrill Lynch International") and PaineWebber International (U.K.) Ltd. and Smith Barney Inc. (the "Other Lead Managers") and each of the other underwriters named in Schedule A hereto (collectively, the "International Managers," which term shall also include any underwriter substituted as hereinafter provided in
Section 10 hereof), for whom Merrill Lynch International and the Other Lead Managers are acting as representatives (in such capacity, Merrill Lynch International and the Other Lead Managers shall hereinafter be referred to as the "Lead Managers") with respect to the sale by the Company and the Selling Shareholders, acting severally and not jointly, of an aggregate of 16,290,235 shares of Class B Common Stock

(non-voting), no par value per share (the "Class B Common Stock"), of the Company, and the purchase by the International Managers, acting severally and not jointly, of the respective numbers of shares of Class B Common Stock set forth in said Schedule A hereto, and with respect to the grant by the Company and the Selling Shareholders indicated on Schedule D hereto to the International Managers, acting severally and not jointly, of the options described in Section 2(b) hereof to purchase all or any part of 78,000 additional shares of Class B Common Stock in the aggregate and 410,707 additional shares of Class B Common Stock in the aggregate to cover over-allotments, if any. The 3,258,045 shares of Class B Common Stock (the "Initial International Securities") to be purchased by the International Managers and all or any part of the 488,707 shares of Class B Common Stock subject to the option described in Section 2(b) hereof (the "International Option Securities") are hereinafter called, collectively, the "International Securities". The Class B Common Stock and the Class A Common Stock, no par value per share, of the Company are hereinafter referred to as the "Common Stock".

  The Company and the Selling Shareholders understand that the International Managers propose to make a public offering of the International Securities as soon as the Lead Managers deem advisable after this Agreement has been executed and delivered.

  It is understood and agreed by all parties that the Company and the Selling Shareholders are concurrently entering into an agreement dated the date hereof (the "U.S. Purchase Agreement") providing for the sale by the Company and the Company and the Shareholders of up to 13,032,190 shares of Class B Common Stock (the "Initial U.S. Securities") through arrangements with certain managing underwriters in the United States and Canada (the U.S. Underwriters") for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), PaineWebber Incorporated and Smith Barney Inc. are acting as representatives (the "U.S. Representatives") and the grant by the Company and the Selling Shareholders indicated on Schedule D thereto to the U.S. Underwriters of options to purchase all or any part of 312,000 additional shares of Class B Common Stock in the aggregate and 1,642,828 additional shares of Class B Common Stock in the aggregate (the "U.S. Option Securities") to cover over-allotments, if any, of the Initial U.S. Securities. The Initial U.S. Securities and the U.S. Option Securities are hereinafter called the "U.S. Securities". The International Securities and the U.S. Securities, collectively, are hereinafter called the "Securities". It is understood that the Company is not obligated to sell and the International Managers are not obligated to purchase any Initial International Securities unless all of the Initial U.S. Securities are contemporaneously purchased by the U.S. Underwriters.

  The Company and the Selling Shareholders understand that the International Managers and the U.S. Underwriters (collectively, the "Underwriters") will concurrently enter into an Intersyndicate Agreement of even date herewith (the "Intersyndicate Agreement") providing for the coordination of certain transactions among the Underwriters under the direction of Merrill Lynch.

  The Company and the International Managers understand that up to 750,000 shares of the Initial U.S. Securities to be purchased by the U.S. Underwriters (the "Reserved Securities") shall be reserved for sale by the U.S. Underwriters to certain eligible employees of the Company, as part of the distribution of the Securities by the U.S. Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the National Association of Securities Dealers, Inc. and all other applicable laws, rules and regulations. To the extent that such Reserved Securities are not orally confirmed for purchase by such eligible employees by the end of the first business day after the date of this Agreement, such Reserved Securities may be offered to the public as part of the public offering contemplated hereby.

  The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (No. 333-48405) covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement and the U.S. Purchase Agreement (collectively, the "Purchase Agreements"), the Company will, in connection with the offering of each of the International Securities and the U.S. Securities, either (i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations or (ii) if the Company has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b). The information included in any prospectus or in any Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (a) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Each prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto, schedules thereto, if any, at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final prospectus, in the form first furnished to the International Managers for use in connection with the offering of the International Securities is herein called the "International Prospectus" and the final prospectus, in the form first furnished to the International Managers for use in connection with the International Securities, is herein called the "International Prospectus", and the International Prospectus and the U.S. Prospectus are hereinafter called, collectively, the "Prospectuses," and each individually, a "Prospectus." If Rule 434 is relied on, each of the terms "International Prospectus" and "U.S. Prospectus" shall refer to the preliminary prospectus dated April 24, 1998 together with the applicable Term Sheet and all references in this Agreement and the U.S. Purchase Agreement to the date of the International Prospectus and U.S. Prospectus, respectively, shall mean the date of such Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the International Prospectus, the U.S. Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR"). The International Prospectus is identical to the U.S. Prospectus, except for the front cover page, a "United States Tax Considerations for Non-United States Holders" section in the International Prospectus, the "Underwriting" section and the back cover page.

  All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus or the Prospectuses (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectuses as the case may be.

  The Company also has filed with the Commission a registration statement on Form S-4 (No. 333-48361) covering the registration under the 1933 Act of 6,000 shares of Class A Common Stock, no par value, and 83,427,000 shares of Class B Common Stock, no par value, to be issued by the Company in connection with a merger (the "Merger") of Federated Investors, a Delaware business trust and parent of the Company ("Federated Investors"), into the Company, pursuant to which the Company is the surviving corporation, under the terms of that certain Agreement and Plan of Merger dated as of February 20, 1998 between Federated Investors and the Company (the "Merger Agreement"). On April 30, 1998 the S-4 Registration Statement was declared effective by the Commission and definitive proxy statement/prospectuses were distributed to shareholders of Federated Investors to vote at a special meeting of the shareholders on May 15, 1998 to approve and adopt the Merger Agreement.

  SECTION 1.  Representations and Warranties.
              ------------------------------

  (a) Representations and Warranties by the Company. The Company represents and warrants to each International Manager as of the date hereof and as of the Closing Time referred to in Section 2(a) hereof, and agrees with each International Manager, as follows:

               (i)  Compliance with Registration Requirements.  The Company
                    -----------------------------------------
     meets the requirements for use of Form S-1 under the 1933 Act. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

           At the respective times the Registration Statement, the Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Securities are purchased, up to the Date of Delivery referred to below), (A) the Registration Statement, the Rule 462(b)

     Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) neither the Prospectuses nor any amendments or supplements thereto contained or will contain an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (C) if Rule 434 is used, the Company will comply with the requirements of Rule 434; provided, however, that the
                                               -----------------
     representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectuses made in reliance upon and in conformity with information furnished to the Company in writing by any International Manager through Merrill Lynch International or by any U.S. Underwriter through Merrill Lynch, expressly for use in the Registration Statement or Prospectuses.

           Each preliminary prospectus and the Prospectuses filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations.

               (ii)  Independent Accountants.  The accountants who certified the
                     -----------------------
     financial statements and supporting schedules included in the Registration Statement are independent public accountants, in the case of Ernst & Young LLP, as required by the 1933 Act and the 1933 Act Regulations and, in the case of KPMG Peat Marwick LLP, as required by rule 101 of the AICPA's Code of Professional Conduct.

               (iii)  Financial Statements.  The consolidated financial
                      --------------------
     statements included in the Registration Statement and the Prospectuses, together with the related schedules and notes, present fairly the consolidated financial position of Federated Investors and its subsidiaries (including the Company) at the dates indicated and the statement of operations, shareholders' equity and cash flows of Federated Investors and its subsidiaries for the periods specified, on the basis stated in the Registration Statement at the respective dates or for the respective periods for which they apply. Such financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied, except as disclosed therein, on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectuses are accurately presented in all material respects and have been compiled on a basis consistent with such consolidated financial statements included in the Registration Statement and the books and records of Federated Investors and its subsidiaries.

               (iv)  No Material Adverse Change in Business.  Since the
                     --------------------------------------
     respective dates as of which information is given in the Registration Statement and the Prospectuses, except for the contemplated Merger and related transactions and as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or other, the business or in the earnings of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or any development involving, or which may reasonably be expected to involve, prospectively such a material adverse change (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, except to the extent described in the Prospectuses.

               (v)  Good Standing of the Company.  The Company has been duly
                    ----------------------------
     organized and is validly existing as a corporation in good standing under the laws of the Commonwealth of Pennsylvania with the requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign business trust to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect.

               (vi)  Good Standing of Subsidiaries.  Each "significant
                     -----------------------------
     subsidiary" of the Company (as such term in defined in Rule 1-02 of Regulation S-X) (each a "Subsidiary" and, collectively, the "Subsidiaries") has been duly organized, and is validly existing as a corporation, business trust or partnership, as the case may be, in good standing under the laws of the jurisdiction of its organization, has the requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and is duly qualified as a foreign corporation, business trust or partnership, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each Subsidiary of the Company has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company (except, in the case of foreign subsidiaries, for qualifying shares owned by foreign nationals), directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except that all of the stock of substantially all of the Subsidiaries is pledged as security pursuant to a Senior Secured Credit Agreement, dated as of January 31, 1996, among Federated Investors, the lenders named therein and PNC, National Association, as Agent and a Note Purchase Agreement, dated as of June 15, 1996 between Federated Investors and the Noteholders named therein; none of the outstanding shares of capital stock of the Subsidiaries was issued in violation of any preemptive or similar rights arising by

                                                                               7
     operation of law, or under the organizational documents or by-laws of the Company or any Subsidiary or under any agreement to which the Company or any Subsidiary is a party. The only subsidiaries of the Company are the subsidiaries listed on Exhibit 21.01 to the Registration Statement and certain other subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X.

               (vii)  Capitalization.  Subject to the consummation of the
                      --------------
     Merger, the authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectuses in the column entitled "Actual" under "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement or pursuant to employee benefit or stock option plans referred to in the Prospectuses).

               (viii)  Authorization of Agreement.  This Agreement has been duly
                       --------------------------
     authorized, executed and delivered by the Company.

               (ix)  Authorization and Description of Securities.   Subject to
                     -------------------------------------------
     the consummation of the Merger in accordance with its terms, the outstanding Class B Common Stock will have been duly authorized and validly issued and will be fully paid and non-assessable; and none of the outstanding Class B Common Stock, when issued in connection with the Merger, will be issued in violation of the preemptive or other similar rights arising by operation of law, under the Restated Articles of Incorporation or Restated By-Laws of the Company, under any agreement to which the Company or any of its subsidiaries is a party, or otherwise. The Class B Common Stock to be issued and sold by the Company have been duly authorized for issuance and sale to the International Managers and the U.S. Underwriters pursuant to this Agreement and the U.S. Purchase Agreement and, when issued and delivered by the Company pursuant to this Agreement and the U.S. Purchase Agreement against payment of the consideration set forth herein and therein, will be validly issued and fully paid and non-assessable; the Class B Common Stock conforms to all statements relating thereto contained in the Prospectuses and such description conforms to the rights set forth in the instruments defining the same; no holder of the Class B Common Stock will be subject to personal liability by reason of being such a holder; and the issuance of the Class B Common Stock to be issued and sold by the Company is not subject to preemptive or other similar rights arising by operation of law, under the Restated Articles of Incorporation or Restated By-Laws of the Company, under any agreement to which the Company or any of its subsidiaries is a party, or otherwise. There are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act other than Westinghouse Pension Plan.

               (x)  Absence of Defaults and Conflicts.  Subject to the
                    ---------------------------------
     consummation of the Merger in accordance with its terms and the satisfaction of all conditions set forth in the Merger Agreement, neither the Company nor any of the Subsidiaries is in violation of its organizational documents, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any bond, debenture, note or any contract, indenture, mortgage, deed of trust, loan or credit agreement, lease or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them may be bound, or to which any of the property or assets of the Company or the Subsidiaries is subject (collectively, the "Agreements and Instruments") except for such defaults that would not have a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the U.S. Purchase Agreement and the consummation of the transactions contemplated herein, therein and in the Registration Statement (including the use of the proceeds by the Company from the sale of Class B Common Stock as described in the Prospectuses under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary action and will not, whether with or without the giving of notice or the passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to, any of the Agreements and Instruments, except for such conflicts, breaches, defaults, liens, charges or encumbrances that would not have a Material Adverse Effect, nor will any such action result in any violation of the provisions of the Restated Articles of Incorporation or Restated By-Laws of the Company or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their assets or properties. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary.

               (xi)  Absence of Labor Dispute.  No labor problems exist with the
                     ------------------------
     employees of the Company or any Subsidiaries or, to the knowledge of the Company, are imminent which could reasonably be expected to result in a Material Adverse Effect.

               (xii)  Absence of Proceedings.  There is no action, suit,
                      ----------------------
     proceeding, inquiry or investigation before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might result in a Material Adverse Effect or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of this Agreement or the U.S. Purchase Agreement or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary of the Company is a party or of which any of their respective properties or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

               (xiii)  Accuracy of Exhibits.  There are no contracts or
                       --------------------
     documents which are required to be described in the Registration Statement, the Prospectuses or the documents to be filed as exhibits thereto which have not been so described and filed as required by the 1933 Act.

               (xiv)  Possession of Intellectual Property.  The Company and the
                      -----------------------------------
     Subsidiaries own or possess adequate rights to use all patents, trademarks, service marks, trade names, copyrights, licenses and rights (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and neither the Company nor any of the Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property, or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of the Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

               (xv)  Absence of Further Requirements.  No filing with, or
                     -------------------------------
     authorization, approval, consent, order registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder in connection with the offering, issuance or sale of the International Securities hereunder or the U.S. Securities under the U.S. Purchase Agreement or the consummation of the transactions contemplated by this Agreement or the U.S. Purchase Agreement, except such as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws or in connection with registration of the Securities under the Securities Exchange Act of 1934, as amended (the "1934 Act"), filing to list the Securities on the New York Stock Exchange on or prior to the Closing Time or the filing of a Certificate of Merger of the Company and of Federated Investors in accordance with applicable law in the State of Delaware or the Commonwealth of Pennsylvania on or prior to the Closing Time (all of which have been or will be effective in accordance with this Agreement).

               (xvi)  Possession of Licenses and Permits.  The Company and the
                      ----------------------------------
     Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business of the Company as described in the Prospectuses; the Company and the Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

               (xvii)  Title to Property.  The Company and the Subsidiaries have
                       -----------------
     good and marketable title to all real property owned by the Company and the Subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind, except such as (a) are described in the Prospectuses or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of the Subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any Subsidiary holds properties described in the Prospectuses, are in full force and effect, and neither the Company nor any Subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

     (b) Each of the Selling Shareholders, severally, and not jointly, represents and warrants to each International Manager as of the date hereof and as of the Closing Time referred to in Section 2(a) hereof, and agrees with each International Manager as follows:

               (i)  Absence of Defaults and Conflicts.  The execution and
                    ---------------------------------
     delivery of this Agreement and the U.S. Purchase Agreement and the consummation of the transactions contemplated by this Agreement and the U.S. Purchase Agreement will not conflict with or result in a breach or violation by such Selling Shareholder of, or constitute a default by such Selling Shareholder under, any indenture, mortgage, loan agreement, deed or trust, contract or other similar agreement or instrument, any charter, bylaws or other governing documents, or any decree, judgment, order, statute, rule or regulation of any court or governmental agency or body, in all such cases, to which such Selling Shareholder is a party or by which such Selling Shareholder is bound or to which any of the assets or property of such Selling Shareholder is subject, except in all such cases, for such conflicts, breaches, defaults and violations as would not, individually or in the aggregate, adversely effect the sale of Securities by such Selling Shareholder hereunder.

               (ii)  Marketable Title.  Such Selling Shareholder has or will
                     ----------------
     have at the Closing Time referred to in Section 2(c) hereof good and valid title to the Securities to be sold by such Selling Shareholder hereunder and under the U.S. Purchase Agreement, free and clear of any pledge, lien, security interest, encumbrance, claim or equity interest, other than pursuant to this Agreement or the U.S. Purchase Agreement; such Selling Shareholder has full right, power and authority to sell, transfer and deliver the Securities to be sold by such Selling Shareholder hereunder and under the U.S. Purchase Agreement; and upon delivery of the Securities to be sold by such Selling Shareholder hereunder and under the U.S. Purchase Agreement and payment of the purchase price therefor as herein contemplated, each of the International Managers and the U.S. Underwriters will receive good and valid title to its ratable share of the Securities purchased by it from such Selling Shareholder, free and clear of any pledge, lien, security interest, encumbrance or other adverse claim, assuming that the International Managers and U.S. Underwriters purchase such Securities in good faith and without notice of any such pledge, security interest, lien, encumbrance or other adverse claim within the meaning of the Uniform Commercial Code.

               (iii)  Absence of Further Requirements.  All authorizations,
                      -------------------------------
     approvals and consents necessary for the execution and delivery by such Selling Shareholder of this Agreement, the U.S. Purchase Agreement and, if such Selling Shareholder is a party to it, the Power of Attorney dated on or before the date hereof between such Selling Shareholder, the Company and the Attorneys-in-Fact named therein (the "Power of Attorney") and the Custody Agreement dated on or before the date hereof between such Selling Shareholder, the Company and the Custodian named therein (the "Custody Agreement") and the sale and delivery of the Securities to be sold by such Selling Shareholder hereunder and under the U.S. Purchase Agreement (other than the issuance of the order of the Commission declaring the Registration Statement effective and such authorizations, approvals or consents as may be necessary under state or foreign securities laws) have been obtained and are in full force and effect; and such Selling Shareholder has the full right, power and authority to enter into this Agreement and the U.S. Purchase Agreement, and to sell, transfer and deliver the Securities to be sold by such Selling Shareholder hereunder and under the U.S. Purchase Agreement.

               (iv)  Authorization of Agreements.  This Agreement, the U.S.
                     ---------------------------
     Purchase Agreement and, if such Selling Shareholder is a party to it, the Power of Attorney and the Custody Agreement have been duly executed and delivered by such Selling Shareholder.

               (v)  Restriction on Sale of Securities.  During the period of 180
                    ---------------------------------
     days from the date of the Prospectuses, such Selling Shareholder will not, without the prior written consent of Merrill Lynch International, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the issuance of the Securities being sold hereunder and under the U.S. Purchase Agreement by the Selling Shareholder, (B) any transfer of such Securities to an affiliate of the Selling Shareholder which agrees in a writing in form and substance reasonably satisfactory to Merrill Lynch International to agree to be bound by the provisions hereof as if it was the Selling Shareholder, (C) any pledge prior to the date of the Prospectuses by a shareholder of the Company of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, and (D) any pledge after the date of the Prospectuses by a shareholder of the Company of

                                                                              12
     Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock for the purpose of securing a bona fide loan by a financial institution to such shareholder.

               (vi)  Absence of Misstatements and Omissions.  To the extent that
                     --------------------------------------
     any statements or omissions made in the Registration Statement, any preliminary prospectus, the Prospectuses or any amendment or supplement thereto are made in reliance upon and in conformity with information furnished in writing to the Company by such Selling Shareholder expressly for use therein, the Registration Statement and such preliminary prospectus do not, and the Prospectuses and any amendments or supplements thereto will not, as of the applicable effective date or as of the applicable filing date, as the case may be, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

               (vii)  Absence of Stabilization.  Such Selling Shareholder has
                      ------------------------
     not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

               (viii)  Share Certificates.  If such Selling Shareholder is a
                       ------------------
     party to the Custody Agreement, certificates in negotiable form for all Class B Common Shares of Federated Investors to be exchanged in the Merger for the Securities to be sold hereunder and under the U.S. Purchase Agreement have been placed in custody with the Custodian for the purpose of effecting delivery hereunder.

      (c)  Officer's Certificates.  Any certificate signed by any officer of the
           ----------------------
Company or by any Selling Shareholder (or any trustee thereof) and delivered to the Lead Managers, the U.S. Representatives, the International Managers or the U.S. Underwriters, or to counsel thereof shall be deemed a representation and warranty by the Company or by such Selling Shareholder, as the case may be, to each Lead Manager, U.S. Representative, International Manager and U.S. Underwriter as to the matters covered thereby.

  SECTION 2.  Sale and Delivery to Underwriters; Closing.
              ------------------------------------------

  (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and each of the Selling Shareholders, severally and not jointly, agrees to sell to each International Manager, severally and not jointly, and each International Manager, severally and not jointly, agrees to purchase from the Company and each of the Selling Shareholders, at the price per share set forth in Schedule B, the number of Initial International Securities set forth in Schedule A opposite the name of such International Manager, plus any additional number of Initial International Securities which such International Manager may become obligated to purchase pursuant to the provisions of Section 10 hereof.

  (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, each of the Selling Shareholders indicated on Schedule D hereto hereby grant options to the International Managers, severally and not jointly, to purchase the additional number of shares of Class B Common Stock set forth in Schedule D hereto and the Company hereby grants an option to the International Managers severally and not jointly, to purchase 78,000 additional shares of Class B Common Stock, in each case at the price per share set forth in Schedule B, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial International Securities but not payable on the International Option Securities. The options hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial International Securities upon notice by the Lead Managers to the Company or the Selling Shareholders, as the case may be, setting forth the number of International Option Securities as to which the several International Managers are then exercising the option and the time and date of payment and delivery for such International Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Lead Manager(s), but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the options are exercised as to all or any portion of the International Option Securities, each of the International Managers, acting severally and not jointly, will purchase that proportion of the total number of International Option Securities then being purchased which the number of Initial International Securities set forth in Schedule A opposite the name of such International Manager bears to the total number of Initial International Securities, subject in each case to such adjustments as the Lead Manager(s) in their discretion shall make to eliminate any sales or purchases of fractional shares. If the option is exercised as to less than all of the International Option Securities, the Company and the Selling Shareholders will sell additional shares of Class B Common Stock to the International Managers pro rata on the basis of the total number of International Option Securities allocated to them.

  (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial International Securities shall be made at the office of Kirkpatrick & Lockhart LLP, counsel for the Company, at 1500 Oliver Building, Pittsburgh, Pennsylvania 15222, or at such other place as shall be agreed upon by the Lead Managers, the Company and the Selling Shareholders, at 10:00 A.M. on the third (fourth, if the pricing occurs after 4:30 P.M. on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10 or 11), or such other time not later than ten business days after such date as shall be agreed upon by the Lead Managers and the Company (such time and date of payment and delivery being herein called "Closing Time").

  In addition, in the event that any or all of the International Option Securities are purchased by the International Managers, payment of the purchase price for, and delivery of certificates for, such International Option Securities shall be made at the office of Kirkpatrick & Lockhart LLP, counsel for the Company, at 1500 Oliver Building, Pittsburgh, Pennsylvania 15222, or at such other place as shall be agreed upon by the Lead Managers, the Company and the Selling Shareholders, on each Date of Delivery as specified in the notice from the Lead Managers to the Company or such Selling Shareholders, as the case may be. All payments shall be made to the Company or the Selling Shareholders, as the case may be, in New York Clearing House funds or in similar next-day funds payable to the order of the Company or the custodians named in the Custody Agreement on behalf of such Selling Shareholders, as the case may be, against delivery to the Lead Managers for the respective accounts of the International Managers of certificates for the International Securities to be purchased by them. It is understood that each International Manager has authorized the Lead Managers, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial International Securities and the International Option Securities, if any, which it has agreed to purchase. Merrill Lynch International, individually and not as a Lead Manager of the International Managers, may (but shall not be obligated to) make payment of the purchase price for the Initial International Securities or the International Option Securities, if any, to be purchased by any International Manager whose payment has not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such International Manager from its obligations hereunder. In the event that Merrill Lynch International, individually and not as a Lead Manager of the International Managers, shall, as an accommodation to the Company or any of the Selling Shareholders, arrange for payment of all or a portion of the Initial International Securities or International Option Securities to be made to the Company in immediately available funds, the Company agrees to reimburse Merrill Lynch International for its cost of funds, as determined by Merrill Lynch International in its sole discretion, in respect of such payment, such reimbursement to be effected by wire transfer of immediately available funds by the Company or the Selling Shareholders, as the case may be, to Merrill Lynch International prior to 10:00 A.M., New York City time, on the closing date, or the relevant Date of Delivery, as the case may be.

  (d) Denominations; Registration. Certificates for the Initial International Securities and the International Option Securities, if any, shall be in such denominations and registered in such names as the Lead Managers may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial International Securities and the International Option Securities, if any, will be made available for examination and packaging by the Lead Managers in the City of New York not later than 10:00 A.M. on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

SECTION 3.  Covenants of the Company.  The Company covenants with each
            ------------------------
International Manager as follows:

           (a) Compliance with Securities Regulations and Commission
     Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A and will notify the Lead Managers immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectuses or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectuses or for additional information, and (iv)

                                                                              15
     of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

           (b) Filing of Amendments.  The Company will give the Lead
     Managers notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectuses whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Lead Managers with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Lead Managers or counsel for the International Managers shall object.

           (c) Delivery of Registration Statements. The Company has furnished or will deliver to the Lead Managers and counsel to the International Managers, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Lead Managers a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the International Managers.

           (d) Delivery of Prospectuses. The Company has delivered to each International Manager, without charge, as many copies of each preliminary prospectus as such International Manager reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each International Manager, without charge, during the period when the International Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the International Prospectus (as amended or supplemented) as such International Manager may reasonably request.

           (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the International Securities as contemplated in this Agreement and in the International Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the International Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the International Managers or the Company, to amend the Registration Statement or amend or supplement the International Prospectus in order that the International Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the International Prospectus comply with such requirements, and the Company will furnish to the International Managers such number of copies of such amendment or supplement as the International Managers may reasonably request.

           (f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the International Managers, to qualify the International Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Lead Managers may designate and to maintain such qualifications in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign business trust or as dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the International Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

           (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

           (h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectuses under "Use of Proceeds".

           (i) Listing. The Company will use its best efforts to effect the listing of the Class B Common Stock (including the Securities) on the New York Stock Exchange.

           (j) Restriction on Sale of Securities. During the period of 180 days from the date of the Prospectuses, the Company will not, without the prior written consent of Merrill Lynch International, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the issuance of the Securities being sold hereunder and under the U.S. Purchase Agreement by the Company, (B) any issuance of Common Stock by the Company upon the exercise of an option or warrant or the conversion or exchange of a security outstanding on the date hereof and referred to in the Prospectuses, (C) any issuance of Common Stock, or any grant of options to purchase Common Stock, pursuant to existing employee benefit plans of the Company referred to in the Prospectuses, (D) any issuance of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock by the Company in consideration of the acquisition by the Company from a third party of a business (whether through a merger, sale of assets or securities, or otherwise), provided that each transferee of such Common Stock or securities agrees in a writing in form and substance reasonably satisfactory to Merrill Lynch International to agree to be bound by the provisions hereof as if it was the Company, or the filing by the Company of a registration statement under the 1933 Act with respect to such issuance and acquisition.

           (k) Reporting Requirements. The Company, during the period when the International Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

  SECTION 4.  Payment of Expenses.  (a)  Expenses.  The Company will pay all
              -------------------
expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the International Managers of this Agreement, any agreement among the International Managers and, such other documents as may be required in connection with the offering, purchase, sale and delivery of the International Securities; (iii) the preparation, issuance and delivery of the certificates for the International Securities to the International Managers, including any stock or other transfer taxes or duties payable upon the sale of the International Securities to the International Managers, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the International Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the

International Managers in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the International Managers of copies of each preliminary prospectus, any Term Sheets and of the Prospectuses and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the International Managers of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the International Managers in connection with, the review by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Securities, (x) the fees and expenses incurred in connection with the listing of the Class B Common Stock on the New York Stock Exchange and (xi) all costs and expenses of the Underwriters, including the reasonable fees and disbursements of counsel for the Underwriters, in connection with matters related to the Reserved Securities which are designated by the Company for sale to employees and others having a business relationship with the Company.

  (b) Termination of Agreement. If this Agreement is terminated by the Lead Managers in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the International Managers for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the International Managers.

  The provisions of this Section shall not affect any agreement which the Company and the Selling Shareholders may make for the allocation or sharing of such expenses and costs.

  SECTION 5.  Conditions of International Managers' Obligations.  The
              -------------------------------------------------
obligations of the several International Managers hereunder are subject to the accuracy of the representations and warranties of the Company and the Selling Shareholders contained in Section 1 hereof or in certificates of any officer of the Company, any Subsidiary or any Selling Shareholder delivered pursuant to the provisions hereof, to the performance by the Company and the Selling Shareholders of their covenants and other obligations hereunder, and to the following further conditions:

           (a) Effectiveness of Registration Statement.  The
     Registration Statement, including any Rule 462(b) Registration Statement, shall have become effective not later than 5:30 P.M. on the date hereof, and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the International Managers. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule
     430A). If the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

           (b) Opinions of Counsel for Company. At Closing Time the Lead Managers shall have received:

                (1) The favorable opinion, dated as of Closing Time, of Kirkpatrick & Lockhart LLP, counsel for the Company, in form and substance satisfactory to counsel for the International Managers, together with signed or reproduced copies of such letter for each of the other International Managers, to the effect set forth in Exhibit A hereto.

                (2) The favorable opinion, dated as of the Closing Time, of John
          W. McGonigle, Executive Vice President and General Counsel of the Company, in form and substance satisfactory to counsel for the International Managers, together with signed or reproduced copies of such letter for each of the other International Managers, to the effect set forth in Exhibit B hereto.

                (3) The favorable opinions, dated as of the Closing Time, of counsel for the Selling Shareholders, in form and substance satisfactory to counsel for the International Managers, together with signed or reproduced copies of such letter for each of the other International Managers, to the effect set forth in Exhibit C hereto.

           (c) Opinion of Counsel for Underwriters. At Closing Time the Lead Managers shall have received the favorable opinion, dated as of Closing Time, of Simpson Thacher & Bartlett, counsel for the International Managers, together with signed or reproduced copies of such letter for each of the other International Managers, with respect to certain matters. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to you. Such counsel may also state that, insofar as such opinion involved factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

           (d) Officer's Certificate. At Closing Time there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectuses, any Material Adverse Effect and the Lead Managers shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such Material Adverse Effect, (ii) the representations and warranties in Section 1 hereof are true and correct in all material respects with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission.

          (e) Accountants' Comfort Letters. At the time of the execution of this Agreement, the Lead Managers shall have received from each of Ernst & Young LLP and KPMG Peat Marwick LLP a letter dated such date, in form and substance satisfactory to the Lead Managers, together with signed or reproduced copies of such letters for each of the other International Managers, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectuses.

          (f) Bring-down Comfort Letters. At Closing Time the Lead Managers shall have received from Ernst & Young LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in their respective letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three days prior to Closing Time.

          (g) Approval of Listing. At the Closing Time, the Class B Common Stock (including the Securities) shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

          (h) The NASD. The NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

          (i) Lock-Up Agreements. At the date of this Agreement, the Lead Managers shall have received an agreement substantially in the form of Exhibit D hereof signed by the persons listed on Schedule C hereto.

          (j) Additional Documents. At Closing Time and at each Date of Delivery, counsel for the International Managers shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the International Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Selling Shareholders in connection with the issuance and sale of the International Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Lead Managers and counsel for the International Managers.

          (k) Selling Shareholder Certificate. At Closing Time the Lead Managers shall have received a certificate of each Selling Shareholder, or a certificate of the President or a Vice President or an Assistant Vice President or a general partner or a managing member or a trustee, as the case may be, of such Selling Shareholder dated as of Closing Time, to the effect that (i) the representations and warranties of such Selling Shareholder contained in Section 1(b) are true and correct in all material respects with the same force and effect as though expressly made at and as of Closing Time and (ii) each Selling Shareholder has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time.

          (l) Purchase of Initial U.S. Securities. Contemporaneously with the purchase by the International Managers of the Initial International Securities under this Agreement, the U.S. Underwriters shall have purchased the Initial U.S. Securities under the U.S. Purchase Agreement.

          (m) Consummation of Merger. The Merger shall have been consummated concurrently herewith.

          (n) Conditions to Purchase of Option Securities. In the event that the International Managers exercise their option provided in Section 2(b) hereof to purchase all or any portion of the International Option Securities, the representations and warranties of the Company and the Selling Shareholders contained herein and the statements in any certificates furnished by the Company and the Selling Shareholders hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Lead Managers shall have received:

                    (i)   Officer's Certificate.  A certificate, dated such Date
                          ---------------------
          of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

                    (ii)   Selling Shareholder's Certificate.  A certificate,
                           ---------------------------------
          dated such Date of Delivery, of the Selling Shareholders selling International Option Securities confirming that the certificate delivered at the Closing Time pursuant to Section 5(k) hereof remains true and correct as of such Date of Delivery.

                    (iii)    Opinions of Counsel for Company.  The favorable
                             -------------------------------
          opinions of Kirkpatrick & Lockhart LLP and John W. McGonigle, Executive Vice President and General Counsel of the Company, in form and substance satisfactory to counsel for the International Managers, dated such Date of Delivery, relating to the International Option Securities to be purchased on such Date of Delivery, and otherwise to the same effect as the opinions required by Sections 5(b)(1) and 5(b)(2).

                    (iv)   Opinion of Counsel for Selling Shareholders.  The
                           -------------------------------------------
          favorable opinions of counsel to the Selling Shareholders selling International Option Securities, dated such Date of Delivery, relating to such International Option Securities to be purchased on such Date of Delivery, and otherwise to the same effect as the opinions required by Section 5(b)(3).

                    (v)   Opinion of Counsel for International Managers.  The
                          ---------------------------------------------
          favorable opinion of Simpson Thacher & Bartlett, counsel for the International Managers, dated such Date of Delivery, relating to the International Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Sections 5(c) hereof.

          (vi)   Bring-down Comfort Letter.  A letter from Ernst & Young LLP, in
                 -------------------------
          form and substance satisfactory to the Lead Managers and dated such Date of Delivery, substantially the same in form and substance as the letter furnished to the Lead Managers pursuant to Section 5(f) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

          (o) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of International Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several International Managers to purchase the relevant Option Securities, may be terminated by the Lead Managers by notice to the Company and the Selling Shareholders at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

          SECTION 6.  Indemnification.
                      ---------------

          (a) Indemnification of International Managers. The Company agrees to indemnify and hold harmless each International Manager and each person, if any, who controls any International Manager within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

               (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

               (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

               (iii) against any and all expense whatsoever, as incurred, (including the fees and disbursements of counsel chosen by Merrill Lynch International) reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss,
--------  -------
liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any International Manager through Merrill Lynch International, or by any U.S. Underwriter through Merrill Lynch, expressly for use in the Registration Statement (or any amendment thereto), including the 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto).

          (b) Indemnification of Company, Directors and Officers. Each International Manager severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectuses (or any amendment or supplements thereto) in reliance upon and in conformity with written information furnished to the Company by such International Manager through Merrill Lynch International or by such U.S. Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendments thereto) or such preliminary prospectus or the Prospectuses (or any amendment or supplement thereto).

          (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect to which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch International, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

No indemnifying party shall, without the prior written consent of the indemnified paries, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this
Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

          (d) Settlement without Consent of Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if
(i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such requirements prior to the date of such settlement.

          (e) Indemnification for Reserved Securities. In connection with the offer and sale of the Reserved Securities, the Company agrees, promptly upon a request, in writing to indemnify and hold harmless the Underwriters from and against any and all losses, liabilities, claims, damages and expenses incurred by them as a result of the failure of eligible employees of the Company to pay for and accept delivery of Reserved Securities which, by the end of the first business day following the date of this Agreement, were subject to a properly confirmed agreement to purchase.

          The provisions of this Section shall not affect any indemnification agreement between the Company and any Selling Shareholder, as between them.

          SECTION 7.  Contribution.  If the indemnification provided for in
                      ------------
Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of losses, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the International Managers on the other hand from the offering of the International Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(i) above but also the relative fault of the Company on the one hand and of the International Managers on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

          The relative benefits received by the Company on the one hand and the International Managers on the other hand in connection with the offering of the International Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the International Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the International Managers, in each case as set forth on the cover of the Prospectuses, or, if Rule 434 is used, the corresponding location on the Term Sheet bear to the aggregate initial public offering price of the International Securities as set forth on such cover.

          The relative fault of the Company on the one hand and the International Managers on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the International Managers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Company and the International Managers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the International Managers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section
7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

          Notwithstanding the provisions of this Section 7, no International Manager shall be required to contribute any amount in excess of the amount by which the total price at which the International Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such International Manager has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

          No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          For purposes of this Section 7, each person, if any, who controls an International Manager within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act shall have the same rights to contribution as such International Manager, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the

Company. The International Managers' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial International Securities set forth opposite their respective names in Schedule A hereto and not joint.

          The provisions of this Section shall not affect any contribution agreement between the Company and any Selling Shareholder, as between them.

          SECTION 8.  Representations, Warranties and Agreements to Survive
                      -----------------------------------------------------
Delivery.  All representations, warranties and agreements contained in this
--------
Agreement, or in certificates of officers of the Company or certificates of the Selling Shareholders submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any International Manager or controlling person, or by or on behalf of the Company or the Selling Shareholders, and shall survive delivery of the International Securities to the International Managers.

          SECTION 9.  Termination of Agreement.
                      ------------------------

          (a) Termination; General. The Lead Managers may terminate this Agreement, by notice to the Company and the Selling Shareholders, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectuses, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Lead Managers, impracticable to market the International Securities or to enforce contracts for the sale of the International Securities, or (iii) if trading in any securities of Company has been suspended or limited by the Commission or the NYSE, or if trading generally on the American Stock Exchange or the NYSE or in the over-the-counter market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal, New York or Pennsylvania authorities.

          (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

          SECTION 10.  Default by One or More of the International Managers.  If
                       ----------------------------------------------------
one or more of the International Managers shall fail at Closing Time or a Date of Delivery to purchase the Initial International Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Lead Managers shall have the right, within

24 hours thereafter, to make arrangements for one or more of the non-defaulting International Managers, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Lead Managers shall not have completed such arrangements within such 24-hour period, then:

          (a) if the number of Defaulted Securities does not exceed 10% of the number of International Securities to be purchased on such date, each of the non-defaulting International Managers shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting International Managers, or

          (b) if the number of Defaulted Securities exceeds 10% of the number of International Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the International Managers to purchase and of the Company to sell the International Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting International Manager.

          No action taken pursuant to this Section shall relieve any defaulting International Manager from liability in respect of its default.

          In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the International Managers to purchase and the Company to sell the relevant International Option Securities, as the case may be, either the Lead Managers, the Company or the Selling Shareholders shall have the right to postpone Closing Time or a Date of Delivery for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectuses or in any other documents or arrangements.

          SECTION 11.  Default by One or More of the Selling Shareholders.  If
                       --------------------------------------------------
one or more of the Selling Shareholders shall fail at Closing Time to sell and deliver the number of Initial International Securities or International Option Securities which such Selling Shareholder or Selling Shareholders are obligated to sell hereunder (the "Selling Shareholder Defaulting Securities"), the non-defaulting Selling Shareholders shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Selling Shareholders to sell all, but not less than all, of the Selling Shareholder Defaulting Securities in such amounts as may be agreed upon and upon the terms herein set forth; if the non-defaulting Selling Shareholders have not completed such arrangements within such 24-hour period, then the International Managers may, at their option, by notice from the Lead Managers to the Custodian and the non-defaulting Selling Shareholders, either (a) terminate this Agreement without any liability on the part of any non-defaulting party if the sum of the Selling Shareholder Defaulting Securities under this Agreement and the Selling Shareholder Defaulting Securities as defined in the U.S. Purchase Agreement exceeds 10% of the number of Securities to be purchased on such date (b) elect to purchase the Initial International Securities which the non-defaulting Selling Shareholders have agreed to sell hereunder. If more than one of the non-defaulting Selling Shareholders want to sell, in the aggregate, a number of additional shares of Class B Common Stock in excess of the number of Selling Shareholder Defaulting Securities, each of such non-defaulting Selling Shareholders shall sell such additional shares of Class B Common Stock pro rata on the basis of the number of shares of Class B Common Stock being sold by them as listed on Schedule D.

          No action taken pursuant to this Section shall relieve any Selling Shareholder or Selling Shareholders so defaulting from liability, if any, in respect of such default.

          In the event of a default by any Selling Shareholder as referred to in this Section, the Lead Managers and the non-defaulting Selling Shareholders shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectuses or in any other documents or arrangements.

          SECTION 12.  Notices.  All notices and other communications hereunder
                       -------
shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the International Managers shall be directed to the Lead Managers in care of Merrill Lynch International Limited, Ropemaker Place, 25 Ropemaker Street, London EC2Y 9LY, England, attention of Managing Director, Equity Capital Markets, telecopy number (011) 44 71 867-2516, with a copy to Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017, attention of Peter J. Gordon, telecopy number (212) 455-2502; notices to the Company shall be directed to it at Federated Investors Tower, 1001 Liberty Avenue, Pittsburgh, Pennsylvania 15222-3779, attention of John W. McGonigle, telecopy number (412) 288-7578, with a copy to Kirkpatrick & Lockhart LLP, 1500 Oliver Building, Pittsburgh, Pennsylvania 15222, attention of Michael C. McLean, telecopy number (412) 355-6501; notices to the Selling Shareholders shall be directed to John W. McGonigle, Federated Investors Tower, 1001 Liberty Avenue, Pittsburgh, Pennsylvania 15222-3779, telecopy number (412) 288-7578.

          SECTION 13.  Parties.  This Agreement shall each inure to the benefit
                       -------
of and be binding upon the International Managers, the Company and the Selling Shareholders and their respective successors. Nothing expressed or implied in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the International Managers, the Company and the Selling Shareholders and their respective successors and the controlling persons and officers, and trustees referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the International Managers, the Company and the Selling Shareholders and their respective successors, and said controlling persons and officers and trustees and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of International Securities from any International Manager shall be deemed to be a successor by reason merely of such purchase.

          SECTION 14.  GOVERNING LAW AND TIME.  THIS AGREEMENT SHALL BE GOVERNED
                       ----------------------
BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

          SECTION 15.  Effect of Headings.  The Article and Section headings
                       ------------------
herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the International Managers, the Company and the Selling Shareholders in accordance with its terms.

                        Very truly yours,

                        FEDERATED INVESTORS, INC.


                        By:
                           ----------------------------
                           Title:


                        [Selling Shareholders]



                        By:
                           ----------------------------
                           Title:


                        Other Selling Shareholders



                        By:
                           ----------------------------
                           Attorney-in-Fact, acting on behalf of each of the above Selling Shareholders


CONFIRMED AND ACCEPTED,
 as of the date first above
 written:

MERRILL LYNCH INTERNATIONAL


By:
   ----------------------------------
          Authorized Signatory

For itself and the Other Lead Managers
and on behalf of the other
International Managers named in
Schedule A hereto

                                   SCHEDULE A




                                                   Number of Initial
                                                     International
   Name of International Manager                       Securities
   -----------------------------                   -----------------


Merrill Lynch International

PaineWebber International (U.K.) Ltd.

Smith Barney Inc.


                                                       ---------
Total............................................      3,258,045
                                                       =========

                                   SCHEDULE B


                                3,258,045 Shares

                           Federated Investors, Inc.

                       Class B (Non-Voting) Common Stock

                            (No Par Value Per Share)



     1.   The initial public offering price per share for the International
Securities, determined as provided in said Section 2, shall be $   .

     2.   The purchase price per share for the International Securities to be
paid by the several International Managers shall be $   , being an amount equal
to the initial public offering price set forth above less $    per share;
provided that the purchase price per share for any International Option Securities purchased upon the exercise of the over-allotment option described in
Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial International Securities but not payable on the International Option Securities.

                                   SCHEDULE C



                         J. Christopher Donahue

                         Arthur L. Cherry

                         James F. Getz

                         William D. Dawson III

                         Thomas R. Donahue

                         John B. Fisher

                         Henry A. Frantzen

                         J. Thomas Madden

                                   SCHEDULE D

                                                Number of Initial      Number of International
                                             International Securities     Option Securities
Name of Selling Shareholder                         to be Sold              to be Granted
---------------------------                         ----------              -------------
John F. Donahue                                         117,374                   17,606
John W. McGonigle                                        88,740                   13,311
Richard B. Fisher                                       167,040                   25,056
Eugene F. Maloney                                         7,830                    1,175
Westinghouse Pension Plan                               626,400                   93,960
James J. and Patricia D. Dolan                          130,500                   19,575
John A. Staley, IV and Patricia D. Staley               260,870                   39,131
Glen Arden Associates                                   130,630                   19,595
Merrill Lynch & Co. affiliates                          261,000                   39,150
Glen R. Johnson                                         159,652                   23,948
The Jones Financial Companies                           391,500                   58,725
Federated Investors, Inc. Employees                      46,980                    7,047
Profit Sharing Plan Trust
Henry J. Gailliot                                       156,600                   23,490
Gonzales Investment Company                              24,534                    3,680
Thomas J. Donnelly                                       13,050                    1,958
Mary Elizabeth D. and Richard S. Donley                   6,300                      945
Harry J. and Lois M. Donahue                             44,700                    6,705
Edward Sean Donahue                                       5,565                      835
Robert M. Donahue                                         5,218                      783
Christopher C. Donahue                                    5,392                      809
William J. and Janet O. Donahue                           2,600                      390
David and Sheila Johnson                                  3,391                      509
Vicki Lindgren                                            3,130                      470
Theresa M. and Alfonso C. D'Orazio                       12,540                    1,881

PKM/CDM Partners                                         12,400                    1,860
Tiger Partners, L.P.                                     43,500                    6,525
David M. Taylor                                           5,220                      783
Lori and Miles Wallace                                    3,391                      509
                                                       --------                 --------
                                                      2,736,047                [410,407]
                                                      =========                ========